United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 27, 2013 (February 22, 2013)
ISORAY, INC. (Exact name of registrant as specified in its charter)
Minnesota (State or other jurisdiction of incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of principal executive offices) (Zip Code)

(509) 375-1202

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders

On February 22, 2013, IsoRay, Inc. held its Fiscal 2013 Annual Meeting of Stockholders, where two proposals were voted on. The proposals are described in detail in IsoRay’s definitive proxy statement filed with the Securities and Exchange Commission on January 8, 2013. Of the 34,657,733 common and preferred shares outstanding and entitled to vote at the Annual Meeting, 27,200,038 common and preferred shares (or 78.48%), constituting a quorum, were represented in person or by proxy at the Annual Meeting.

The final voting results on each proposal are set forth below.

Proposal 1. The stockholders elected four directors to the board of directors to serve until the fiscal 2014 annual meeting of stockholders. The votes for this proposal were:

	Number of Shares	Number of Shares
	Voted For	Withheld	Broker Non-Votes
Dwight Babcock	4,007,719	1,026,489	22,165,830

Robert R. Kauffman	3,851,997	1,182,211	22,165,830

Thomas C. LaVoy	3,851,997	1,182,211	22,165,830

Albert Smith	4,046,671	987,537	22,165,830

Proposal 2. The stockholders ratified the appointment of DeCoria, Maichel & Teague, P.S. as IsoRay’s independent registered public accounting firm for the fiscal year ending June 30, 2013. The votes on this proposal were:

For	Against	Abstain
26,446,356	341,806	361,876*

*50,000 shares present in-person at the meeting were not voted on this proposal.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: February 26, 2013

IsoRay, Inc., a Minnesota corporation

By:	/s/ Dwight Babcock, CEO
Dwight Babcock, CEO